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                                                                   EXHIBIT 23.02



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


     As independent public accountants, we hereby consent to the incorporation by reference in this Northern States Power Company Form S-3 Registration Statement of our report on New Century Energies, Inc. dated February 15, 2000, included in New Century Energies, Inc. and subsidiaries Combined Annual Report on Form 10-K for the year ended December 31, 1999, and to all the references to our Firm included in this Registration Statement.


                                       /s/ Arthur Andersen LLP

Denver, Colorado
April 21, 2000